Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

VENOCO, INC. ANNOUNCES PLANS
FOR AN INITIAL PUBLIC OFFERING OF A
MASTER LIMITED PARTNERSHIP

DENVER, COLORADO, June 19, 2007 /PRNewswire/ — Venoco, Inc. (NYSE: VQ) announced today that it expects to form a master limited partnership, or MLP, and offer common units representing limited partnership interests to the public. The MLP is expected to own Venoco’s interests in certain onshore fields in Southern California and a portion of its interests in the South Ellwood field offshore California and in the Hastings complex in Texas.

This announcement shall not constitute an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of any securities in any state or jurisdiction in which the offer, solicitation or sale of securities would be unlawful. The securities will only be offered and sold pursuant to a registration statement filed under the Securities Act of 1933, as amended.

Forward-looking Statements

Statements made in this news release other than statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements are based on assumptions and estimates that management believes are reasonable based on currently available information; however, management’s assumptions and estimates are subject to a wide range of risks and uncertainties and there is no assurance that these goals and projections can or will be met. Any number of factors could cause actual results to differ materially from those in the forward-looking statements, including, but not limited to, the risk that the expected formation of the MLP and the related offering will be delayed or cancelled due to market, regulatory or other factors, and the risks set forth in the Company’s filings with the Securities and Exchange Commission, which are incorporated by this reference as though fully set forth herein. The structure, nature and purpose of the MLP, and the assets expected to be contributed to it, may change materially.

Due to limitations imposed by U.S. securities laws, the Company will not hold a conference call to discuss the content of this release.

Source: Venoco, Inc.

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